UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
July 1, 2011

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation and Organization Committee of the Board of Directors of Campbell Soup Company (the “Company”) authorized the issuance on July 1, 2011 of 29,456 restricted stock units to B. Craig Owens, Senior Vice President — Chief Financial Officer and Chief Administrative Officer, and 23,565 restricted stock units to Ellen O. Kaden, Senior Vice President — Law and Government Affairs, pursuant to the Company’s 2005 Long-Term Incentive Plan.
Each unit represents a right to receive one share of Company common stock upon vesting. The units will vest on June 30, 2013, provided that the executive continues to be employed by the Company. The units will be prorated in the event of an involuntary termination, death or disability occurring at least six months after the grant date, as more fully described in the grant agreement attached hereto.
The full terms and conditions of the grants are set forth in the form of agreement filed as an exhibit to this Form 8-K and are incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits
10.1	Form of 2005 Long-Term Incentive Plan Time-Lapse Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: July 1, 2011

By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2005 Long-Term Incentive Plan Time-Lapse Restricted Stock Unit Agreement

4